Exhibit 99(b)(8)(y)(i)

                          FUND PARTICIPATION AGREEMENT

        THIS AGREEMENT is made as of May 1, 2007, between Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the "Trust"), and Jefferson National Life Insurance Company, a life insurance company organized under the laws of the State of Texas (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as the parties hereto may amend it from time to time (the "Accounts") (individually, a "Party", and collectively, the "Parties").

                              W I T N E S S E T H:

        WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares ("Shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

        WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that enter into participation agreements with the Trust (the "Participating Insurance Companies"); and

        WHEREAS, the beneficial interest in the Trust may be divided into several series of Shares, each series representing an interest in a particular managed portfolio of securities and other assets, and the Trust will make Shares listed on Schedule B hereto as the Parties hereto may amend from time to time (each a "Portfolio"; reference herein to the "Trust" includes reference to each Portfolio, to the extent the context requires) available for purchase by the Accounts; and

        WHEREAS, the Trust, to the extent required, intends to apply for an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

        WHEREAS, the Company will be the issuer of certain variable annuity contracts and variable life insurance contracts (each a "Contract"; collectively, the "Contracts") as set forth on Schedule B hereto, as the Parties hereto may amend from time to time, which Contracts, will be registered under the 1933 Act; and

        WHEREAS, the Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

        WHEREAS, the Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act, and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act; and

        WHEREAS, the Company intends to utilize Shares of one or more Portfolios as an investment vehicle of the Accounts;

        NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I
                              Sale of Trust Shares
                              --------------------

        1.1 The Trust shall make Shares of its Portfolios available to the Accounts at the net asset value of the applicable Portfolio next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Portfolio. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Notwithstanding anything to the contrary herein, the Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is deemed in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

                The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Trust, or its Shares herein shall include a reference to any such additional Portfolio. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

        1.2 The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value of the applicable Portfolio next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the applicable Portfolio. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with this Section 1.2 and Section 1.4. The Trust shall make payment no later than 12:00 noon New York time on the same day as the order is placed, to the extent practicable, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

        1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading, on which the Trust calculates the Portfolio's net asset value pursuant to the rules of the SEC and on which the Company is open for business.

        1.4 The Company shall wire payment for net purchase orders that are transmitted to the Trust in accordance with Section 1.3 to a custodial agent designated by the Trust no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

        1.5 Issuance and transfer of the Trust's Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

        1.6 The Trust shall furnish same day notice (by email or telephone followed by written or email confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

        1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

        1.8 The Company shall use the data provided by the Trust each Business Day pursuant to Section 1.7 above immediately to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. The Company shall perform such Account processing the same Business Day, and shall place corresponding orders to purchase or redeem Shares with the Trust by 10:00 a.m. New York time the following Business Day.

        1.9 The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans ("Plans") to the extent permitted by the Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

        1.10 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and
Article IV of this Agreement.

        1.11 The Trust shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the Company on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported to the Company promptly upon discovery. Material errors will be corrected in the applicable Business Day's net asset value per share. The Company will adjust the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any administrative or other costs or losses incurred by the Company for correcting underlying Contract owner accounts shall be at the Portfolio's expense.

                                   ARTICLE II
                           Obligations of the Parties
                           --------------------------

        2.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section
2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

        2.2 At the option of the Trust, the Trust shall either (a) provide the Company (at the Trust's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall request for Contract owners for whom Shares are held by an Account; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing, and then reimburse the Company for the costs of printing and distributing such materials. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Trust shall provide the materials described in this Section 2.2 within a reasonable time prior to required printing and distribution of such materials.

        2.3 (a) The Trust shall bear the costs of distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to Contract owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Trust shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The
Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners on a timely basis in accordance with applicable federal and state securities laws.

                (b) If the Company elects to include any materials provided by the Trust, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

        2.4 The Company agrees and acknowledges that it has no rights to the name and mark "Northern Lights" and that all use of any designation comprised in whole or part of Northern Lights or the names of the Portfolios (each a "Fund Mark") under this Agreement shall inure to the benefit of the Trust. Except as provided in Section 2.5, the Company shall not use any Fund Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Trust. Upon termination of this Agreement for any reason, the Company shall cease all use of any Fund Mark as soon as reasonably practicable.

        2.5 (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser(s) is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material, reports, any preliminary and final voting instruction solicitation materials and all amendments to any of the above in which the Trust or its investment adviser(s) is named, or which relates to the Accounts or Contracts, at least three (3) Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within three (3) Business Days after receipt of such material. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each application for exemption, request for no-action letter, and all amendments thereto, promptly after filing such document with the SEC.

                (b) The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, the Accounts or the Contracts are named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

        2.6 The Company and its affiliates shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or any of its affiliates or its investment adviser(s) in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Trust Shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Trust,
Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

        2.7 The Trust and its affiliates shall not give any information or make any representations or statements on behalf of the Company or concerning the Company or any of its affiliates, the Contracts or the Accounts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Contracts (as such registration statement, prospectus, and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company or its designee for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company or its designee.

        2.8 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for owners of variable life insurance policies and/or variable annuity contracts, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Accounts, in Shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received, as well as Shares it owns that are held by that Account or directly, in the same proportion as those Shares for which timely voting instructions are received. The Company and its affiliates and agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust Shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

        2.9 The Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust in writing of any changes in such laws.

        2.10 The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither the Trust nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

        2.11 For purposes of Sections 2.6 and 2.7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally
available  to  some  or  all  agents  or  employees,   registration  statements,
prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

        2.12 The Trust will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Trust prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Trust prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such

Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Trust will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

        2.13 The Company will immediately notify the Trust of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                                  ARTICLE III
                         Representations and Warranties
                         ------------------------------

        3.1 The Company represents and warrants (i) that it is an insurance company duly organized and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) that it has legally and validly established and maintained each Account as a segregated asset account under such law and the regulations thereunder, and
(iii) that the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

        3.2 The Company represents and warrants that (i) each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered and each Account will remain registered as a unit investment trust in accordance with the provisions of the 1940 Act, (ii) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (iv) the Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (v) each Account prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

        3.3     The  Company  represents  and  warrants  that the  Contracts  or interests in the Accounts are or, prior to issuance, will be registered as securities under the 1933 Act. The Company further represents and warrants that:
(i) the Contracts will be issued and sold in
compliance in all material respects with all applicable  federal and state laws,
(ii) the sale of the Contracts, and the allocation of purchase payments under the Contracts to any Portfolio of the Trust, shall comply in all material respects with federal and state securities and insurance suitability requirements, (iii) the Company has adopted policies and procedures reasonably designed to comply with the US PATRIOT Act, and (iv) the Company does not encourage or facilitate active trading (other than in underlying money market fund options and other investment options that expressly permit active trading) and has adopted policies and procedures reasonably designed to prevent market timing within the Portfolios.

        3.4 The Trust represents and warrants (i) that it is duly organized and validly existing under the laws of the State of Delaware, (ii) that it does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) that its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iv) that its Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

        3.5 The Trust represents and warrants that the Trust Shares offered and sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act and the Trust shall be registered under the 1940 Act to the extent required by the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

        3.6 The Trust represents and warrants that each Portfolio complies, and will comply, with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and that the Trust will notify the Company promptly upon having a reasonable basis for believing that a Portfolio does not so comply. In the event of any such non-compliance, the Trust will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

                Notwithstanding  any  other  provision  of this  Agreement,  the
Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contract owners or annuitants, insureds or participants under the Contracts (as appropriate) (collectively,
"Participants"), that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust or its affiliates as a result of such a failure or alleged failure:

                (a) the Company shall promptly notify the Trust of such assertion or potential claim;

                (b) the Company shall consult with the Trust as to how to minimize any liability that may arise as a result of such failure or alleged failure.

                (c) the Company shall use its best efforts to minimize any liability of the Trust or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

                (d) the Company shall permit the Trust, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to the Trust or its affiliates as a result of such a failure or alleged failure; provided, however, that the Company will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

                (e) any written materials to be submitted by the Company to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by the Company to the Trust (together with any supporting information or analysis) at least five (5) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by the Company to any such person without the express written consent of the Trust which shall not be unreasonably withheld;

                (f) the Company shall provide the Trust or its affiliates and their accounting and legal advisors with such cooperation as the Trust shall reasonably request (including, without limitation, by permitting the Trust and its accounting and legal advisors to review the relevant books and records of the Company) in order to facilitate review by the Trust or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

                (g) the Company shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against the Trust or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of the Trust or its affiliates, which shall not be unreasonably withheld; provided that the Company shall not be required, after exhausting all administrative remedies, to appeal any adverse judicial decision unless the Trust or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

                (h) the Trust and its affiliates shall have no liability as a result of such failure or alleged failure if the Company fails to comply in any material respect with any of the foregoing clauses (a) through (g).

                Should the Trust or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, the Company may, in its discretion, authorize the Trust or its affiliates to act in the name of the Company in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and if such arrangement is agreed to in writing by the Trust or its affiliates, the Trust or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall the Company have any liability resulting from the Trust's refusal to accept the proposed settlement or compromise with respect to any failure caused by the Trust. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

        3.7 The Trust represents and warrants that each Portfolio qualifies, and will qualify, as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify.

        3.8 The Trust's Shares intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise. The Trust represents and warrants that its board of trustees, a majority of whom are not interested persons of the Trust, formulated and approved such plan under Rule 12b-1 to finance distribution expenses.

        3.9 The Trust represents and warrants that all of its trustees, officers and employees are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        3.10 The Company represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; the Company will notify the Trust immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

        3.11 The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will make every effort to continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

        3.12 Each of the Parties represents and warrants that it shall perform its obligations hereunder in compliance, in all material respects, with any applicable state and federal laws.

                                   ARTICLE IV
                              Potential Conflicts
                              -------------------

        4.1 The parties acknowledge that the Trust's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policyowners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

        4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

        4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account.

        4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw each affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

        4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

        4.6 The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

        4.7 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination.

        4.8 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

        4.9 As of the date of this Agreement, the Trust has not received the Exemptive Order. If and when the Exemptive Order is granted, the parties shall take all such steps as may be necessary to amend this Agreement to conform with the provisions and conditions of the Exemptive Order, as granted. In addition, the parties shall take all such steps as may be necessary to amend this Agreement to assure compliance with all federal and state laws to the extent any Trust Shares are to be sold to any unregistered accounts or to any Plan.

        4.10 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                    ARTICLE V
                                 Indemnification
                                 ---------------

        5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, its affiliates and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Trust Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Trust Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in advertising or sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Trust Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust or its affiliates for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

                (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or the negligent or wrongful conduct of the Company, or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

                (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates; or

                (d) arise out of or result from any failure by the Company to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

                (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

        5.2 Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company its affiliates and each of its directors, officers, employees and agents and each person, if any, who controls the Company or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in advertising or sales literature for the Trust (or any amendment or supplement to any of the foregoing), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

                (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or the negligent or wrongful conduct of the Trust or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

                (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust or its affiliates; or

                (d) arise out of or result from any failure by the Trust to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

                (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

        5.3 No Party shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against a Trust Indemnified Party or a Company Indemnified Party, as applicable (as to each, an "Indemnified Party") to the extent the Losses arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

        5.4 No Party shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party or parties against whom Indemnification is sought (the "Indemnifying Party") in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party in the absence of Sections
5.1 and 5.2.

        5.5 In case any such action is brought against the Indemnified Parties, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall cooperate with the Indemnifying Party and bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                                   ARTICLE VI
                                 Confidentiality
                                 ---------------

        6.1 The Trust acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Trust agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by the Trust from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with the Trust, the Trust will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Trust or any of its affiliates (collectively, the "the Trust Protected Parties" for purposes of this Article
VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Trust Protected Parties or any of their employees or agents in connection with the Trust's performance of its duties under this Agreement are the valuable property of the Trust Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Trust Protected Parties' customers or any other information or property of the Trust Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Trust Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Trust's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this
Article VI would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                                   ARTICLE VII
                                   Termination
                                   -----------

        7.1     (a)     This Agreement may be terminated by either party for any
reason by ninety (90) days advance written notice delivered to the other party.

                (b)     This   Agreement   may  be  terminated  by  the  Company
immediately upon written notice to the Trust with respect to any Portfolio:

                        (i) based upon the Company's determination that Shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

                        (ii) in the event any of the Portfolio's Shares are not registered, and in all material respects issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                        (iii) in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

                        (iv) in the event that such Portfolio fails to meet the diversification requirements specified in this Agreement.

        7.2 Notwithstanding any termination of this Agreement under Section 7.1, the Trust shall, at the option of the Company, continue to make available additional Shares of the Trust (or any Portfolio) for at least 180 days, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to meet all obligations of the Company under this Agreement (treating it as being in full force and effect), and further provided that Shares of the Trust (or any Portfolio) shall only be required to be made available with respect to owners of the Contracts for whom

Shares are held by an Account on the effective date of the termination. Such Contract owners will be permitted to reallocate investments in the Portfolio and/or invest in the Portfolio upon the making of additional purchase payments under the Contracts. The provisions of this Section 7.2 shall not apply to any termination pursuant to Article IV or in the event the Trust determines to liquidate the Portfolio and end the Portfolio's existence.

        7.3 The provisions of Articles V and VI shall survive the termination of this Agreement, and the provisions of Articles II and IV shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 7.2.

        7.4 This Agreement will terminate as to a Portfolio upon at least ninety (90) days advance written notice:

                (a) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Trust shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                (b) at the option of the Company upon institution of formal proceedings against the Trust, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, its principal underwriter, or its investment adviser has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

        7.5 This Agreement will terminate as to a Portfolio immediately upon prior written notice which shall be given as soon as possible within twenty-four
(24) hours after the terminating Party learns of the event causing termination to be required:

                (a) at the option of the Trust if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Portfolio's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, or, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

                (b) upon another Party's material breach of any provision of this Agreement.

        7.6 The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Portfolio after the effective date of this Agreement's termination with respect to such Shares or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable. Such steps may include, for example, combining the affected Account with another Account, substituting other portfolio shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                                  ARTICLE VIII
                           Contractholder Information
                           --------------------------

        8.1 The Company agrees to provide the Trust, upon written request (which may include electronic writings and facsimile transmissions, a "Request"), the taxpayer identification number (the "TIN"), the Individual/International Taxpayer Identification Number ("ITIN") or other government-issued identifier ("GII"), if known, of any person that is a party to a Contract that uses a Portfolio of the Trust as an underlying investment medium by investments through the Company or its affiliates (individually, a "Contractholder" or collectively, the "Contractholders") who have purchased, redeemed, transferred or exchanged Shares held through an Account during the period covered by the Request and the amount, date, name or other identifier of any investment professional(s) associated with the Contractholders or Account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares.

                (a) Requests must set forth a specific period, not to exceed 180 days from the date of the Request for which transaction information is sought. The Trust may request transaction information older than 180 days from the date of the Request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of its Shares.

                (b) The Company agrees to transmit the requested information that is on its books and records to the Trust or its designee promptly, but in any event not later than ten (10) Business Days after receipt of a Request. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the National Securities Clearing Corporation Standardized Data Report Format, or any other format acceptable to the Trust.

                (c) The Trust agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

        8.2 The Company agrees to execute a Request from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Contractholder that has been identified by the Trust as having engaged in transactions in Shares (directly or indirectly through an Account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of its Shares.

                (a) Such Request must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or Account(s) or other agreed upon information to which the instruction relates.

                (b) The Company agrees to execute the Request as soon as reasonably practicable, but not later than five (5) Business Days after receipt of the instructions by the Company.

                (c) The Company agrees to provide written confirmation to the Trust as soon as reasonably practicable that the Request has been executed, but not later than ten (10) Business Days after the Request has been executed.

        8.3 Company will use best efforts to determine, promptly upon the request of the Trust, but not later than five (5) Business Days after receipt of the Request by the Company, whether any specific person or entity about whom the Trust has received information pursuant to Section 8.1 of this Agreement is an "indirect intermediary" as defined in Rule 22c-2 of the 1940 Act (the "Rule") (an "Indirect Intermediary") and, upon further Request from the Trust, promptly (but not later than five (5) Business Days after receipt of such Request either:

                (a) provide (or arrange to have provided) the identification and transaction information set forth in Section 8.1(a) of this Agreement regarding a Contractholder who holds Shares through the Indirect Intermediary; or

                (b) restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons.

        The Company agrees to inform the Trust whether it plans to perform (a) or (b) above.

        8.4 This Article VIII is effective as of October 16, 2007, or such earlier date as mutually agreed upon by the Parties. With respect to any Indirect Intermediary, this Article VIII will remain in effect so long as that Indirect Intermediary is deemed to be a "financial intermediary" (as defined in the Rule).

                                   ARTICLE IX
                                     Notices
                                     -------

        Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

        If to the Trust:     Michael Miola, Chairman
                             Northern Lights Variable Trust
                             450 Wireless Blvd.
                             Hauppauge, New York 11788


        with a copy to:      JoAnn M. Strasser, Esq.
                             Thompson Hine LLP
                             312 Walnut Street, Suite 1400
                             Cincinnati, Ohio 45202

        If to the Company:   Craig A. Hawley, Esq.
                             General Counsel & Secretary
                             Jefferson National Life Insurance Company
                             9920 Corporate Campus Drive, Suite 1000
                             Louisville, Kentucky 40223

                                    ARTICLE X
                                  Miscellaneous
                                  -------------

        10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Texas without regard for that state's principles of conflict of laws.

        10.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of Shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

        10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

        10.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

        10.9 Neither this Agreement nor any of its rights or obligations hereunder may be assigned by any party without the prior written approval of the other parties.

        10.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties hereto.

        IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                     NORTHERN LIGHTS VARIABLE TRUST


                                     By:
                                        ----------------------------------------
                                     Name: Andrew Rogers
                                     Title: President


                                     JEFFERSON NATIONAL LIFE INSURANCE COMPANY


                                     By:
                                        ----------------------------------------
                                     Name:  Craig A. Hawley
                                     Title:  General Counsel & Secretary

                                   SCHEDULE A


                   Separate Accounts and Associated Contracts
                   ------------------------------------------

        NAME OF SEPARATE ACCOUNT AND           POLICIES/CONTRACTS FUNDED
 DATE ESTABLISHED BY BOARD OF DIRECTORS           BY SEPARATE ACCOUNT



--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   1/1/1980       22-4025 (Individual)
Account C                                        32-4000 (Group)
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   7/25/1994      22-4047/32-4003 (Achievement)
Account E                                        22-4048/32-4002 (Educator)
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   9/26/1997      22-4061
Account F
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   1/18/1996      22-4056; JNL-2300; JNL-2300-1,
Account G                                        JNL-2300-2
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   11/1/1999      CVIC-2000 or -2001 (state
Account H                                        specific)
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   8/23/2000      CVIC-2004 or -2005 (state
Account I                                        specific)
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   11/3/2003      JNL-2100
Account J
--------------------------------- -------------- -------------------------------
Jefferson National Life Annuity   11/3/2003      JNL-2200
Account K
--------------------------------- -------------- -------------------------------
Conseco Variable Insurance -      1/10/2001      CVIC-1001 and -1003
Separate Account L
--------------------------------- -------------- -------------------------------
Jefferson National Life Advisor   4/15/1996      22-4058
Account
--------------------------------- -------------- -------------------------------

                                   SCHEDULE B


                            Participating Portfolios
                            ------------------------

                              JNF Equity Portfolio
                             JNF Balanced Portfolio